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                              OAK INDUSTRIES INC.
                                  EXHIBIT 21
                                 SUBSIDIARIES
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
                                         Jurisdiction           Percent
                                           in which            of Voting
                                         Incorporated       Securities Owned
                                         ------------       ----------------
Oak Communications Inc................   Delaware               100
Oak Systems Inc.......................   Delaware               100  (1)
National Subscription Television
   of Chicago Inc.....................   Illinois               100  (2)
Harper-Wyman Company..................   Delaware               100
OakGrigsby Inc........................   Delaware               100
Oak Crystal Inc.......................   Delaware               100  (5)
Oak Investment Corporation............   Delaware               100
Oak Overseas Manufacturing Corporation   Delaware               100
Electronic Technologies Inc..........   Delaware               100
Croven Crystals Ltd...................   Ontario, Canada        100  (3)(6)
Nordco Inc............................   Delaware               100
SGI de Mexico, S.A. de C.V............   Mexico                 100  (4)
Connector Holding Company.............   Delaware                80
Gilbert Engineering Co., Inc..........   Delaware                85  (7)
H.E.S. International, Inc.............   Kansas                 100  (10)
Harper-Wyman International Inc.......   Delaware               100  (8)
Harper-Mex, S.A. de C.V...............   Mexico                 100  (9)
Oak Enclosures Inc....................   Delaware               100
Gilbert Engineering Europe, B.V.......   Netherlands            100  (11)
Gilbert Engineering (Guam)............   Guam                   100  (11)
Gilbert Engineering France, S.A.......   France                 100  (11)
Societe d'Appareillages
   Electroniques, S.A.................   France                 100  (12)
McCoy International Holding Company...   Delaware               100  (13)

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 (1)  Owned by Oak Investment Corporation.
 (2)  Owned by Oak Systems Inc.
 (3)  Owned by Electronic Technologies Inc.
 (4)  Owned by OakGrigsby Inc.
 (5) Doing business as Oak Frequency Control Group, McCoy/Ovenaire/Spectrum, and Carpenter Emergency Lighting.
 (6)  Doing business as Oak Frequency Control Group.
 (7)  Owned by Connector Holding Company
 (8)  Owned by Harper-Wyman Company
 (9)  Owned by Harper-Wyman International Inc.
(10)  Owned by Oak Enclosures Inc.
(11)  Owned by Gilbert Engineering Co., Inc.
(12)  Owned by Gilbert Engineering, France, S.A.
(13) 50% owned by Electronic Technologies Inc. and 50% owned by Oak Crystal Inc.
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